FOR IMMEDIATE RELEASE
---------------------
Contact: Harvey Kamil                                Carl Hymans
         NBTY, Inc.                                  G.S. Schwartz & Co.
         President and CFO                           212-725-4500
         631-244-2020                                carlh@schwartz.com

                    NBTY REPORTS STRONG THIRD QUARTER RESULTS

BOHEMIA, N.Y. - JULY 22, 2003 - NBTY, Inc. (Nasdaq: NBTY) (www.NBTY.com), a leading manufacturer and marketer of nutritional supplements, today announced results for the fiscal third quarter and nine months ended June 30, 2003.

For the fiscal third quarter ended June 30, 2003, net sales increased 22% to $308 million compared to net sales of $252 million for the fiscal third quarter last year. Net income for the fiscal third quarter was $29 million, or $0.43 per diluted share, compared to reported net income of $30 million, or $0.44 per diluted share for the fiscal third quarter of 2002. Included in the results for the current quarter is a $4 million after-tax benefit to record available foreign tax credits. Results for the fiscal third quarter of 2002 include a $15 million pre-tax settlement payment received from price fixing litigation in which the Company was a plaintiff. Excluding this one-time payment, net income would have been $20 million or $0.30 per diluted share for the fiscal third quarter last year.

For the nine months ended June 30, 2003, net sales increased 15% to $828 million compared to $719 million for the same period last fiscal year. Net income for the nine-month period was $66 million, or $0.96 per diluted share, compared with reported net income of $66 million, or $0.98 per diluted share. Included in the results for the current nine-month period is a $4 million after-tax benefit to record available foreign tax credits. Results for the fiscal nine-month period of 2002 include a total of $21 million in pre-tax settlement payments in the aforementioned price fixing litigation. Excluding these one-time payments, net income for the nine months ended June 30, 2002 would have been $54 million, or $0.79 per diluted share for the comparable period last year.

NBTY continues to enhance its financial strength. At June 30, 2003, total assets were $846 million and working capital was $218 million compared with total assets of $725 million and working capital of $153 million at June 30, 2002.

OPERATIONS FOR THE FISCAL THIRD QUARTER ENDED JUNE 30, 2003

Sales for the Nature's Bounty wholesale division increased 17% to $94 million from $80 million for the comparable period of fiscal 2002. The increase reflects greater sales of core products and strong sales response to new product introductions and promotions.

NBTY remains focused on increasing market share in the wholesale arena and expanding its presence in the nutritional supplement marketplace. The Nature's Bounty brand continues to be recognized for its ability to generate greater sales than competing brands. By utilizing consumer sales information received from its Vitamin World and direct-response/e-commerce operations, the Company has been able to provide its mass-market customers with tools to drive sales. The Company continues to respond to consumer preferences and to monitor the market for trends and ideas, and these efforts have translated into increased sales.

Vitamin World third quarter sales were $54 million compared to $51 million a year ago, an increase of 6%. Same store sales increased 5% for the quarter. Vitamin World operations continued to generate profitability with pre-tax income of $902 thousand compared to a loss of $94 thousand for the comparable quarter last year. Vitamin World currently has 536 stores in operation nationwide.

Total sales from NBTY's European retail operations increased 39% to $99 million from $71 million a year ago. Of this increase, $15 million is attributed to Health & Diet Group Ltd., with 56 GNC stores in the United Kingdom, and the De Tuinen chain of health food stores, with 63 stores in the Netherlands. The integration of these two strategic acquisitions is on schedule and profitability is anticipated within the next two quarters. Holland & Barrett continues to be a leader in the UK and Ireland. Same store sales for this operation increased 18% for the fiscal third quarter. The total European division currently operates 586 stores in the UK, Ireland, and the Netherlands.

Revenues from Puritan's Pride direct response/e-commerce operations for the fiscal third quarter increased 23% to $61 million from $49 million for the comparable prior period. The increase in sales reflects the success of key investments made in the second quarter in additional advertising, sales promotions and faster product delivery to customers.

ACQUISITION OF REXALL SUNDOWN

As part of its strategic effort to expand the Company's wholesale operation, NBTY agreed to acquire Rexall Sundown, Inc. ("Rexall") from Royal Numico, N.V. for $250 million in cash. NBTY has obtained regulatory approval for this acquisition and expects to close the transaction on July 24, 2003. To finance this transaction the Company will enter into a new senior credit facility consisting of $275 million in term loans and $100 million in a revolving credit agreement.

Rexall, a prominent nutritional supplement company, had sales for the last twelve months ended March 31, 2003 of $434 million with pro forma EBITDA of $39 million. Rexall's portfolio of nutritional supplement brands includes Rexall, Sundown, Osteo Bi-Flex, CarbSolutions, MET-Rx and WORLDWIDE Sports Nutrition.

NBTY Chairman and CEO, Scott Rudolph, said: "Once again, we have recorded another strong quarter. The Rexall acquisition is indicative of our commitment to the wholesale segment. We anticipate this acquisition to provide substantial synergies and further solidify the Company's position as the dominant force in the worldwide nutritional supplement market. It will provide NBTY with an enhanced sales infrastructure, additional manufacturing capacity, and the opportunity to offer a greater number and variety of products to our growing customer base. We are confident in the long-term outlook for the Company and in NBTY's ability to further capitalize on market opportunities."

ABOUT NBTY

NBTY is a leading vertically integrated U.S. manufacturer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. The Company markets more than 1,100 products under several brands, including Nature's Bounty(R), Vitamin World(R), Puritan's Pride(R), Holland & Barrett(R), Nutrition Headquarters(R), American Health(R), Nutrition Warehouse(R) and GNC (UK)(R).

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. All of these forward-looking statements, which can be identified by the use of terminology such as "subject to," "believe," "expects," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy which, although believed to be reasonable, are inherently uncertain. Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding the consumption of nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of the Company (as defined below) to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which the Company may compete from time to time; (xi) the inability of the Company to gain and/or hold market share of its wholesale and retail customers; (xii) loss or reduction in ephedra sales; (xiii) unavailability of electricity in certain geographical areas; (xiv) exposure to and expense of defending and resolving, product liability claims and other litigation; (xv) the ability of the Company to successfully implement its business strategy; (xvi) the inability of the Company to manage its retail, wholesale, manufacturing and other operations efficiently;
(xvii) consumer acceptance of the Company's products; (xviii) the inability of the Company to renew leases on its retail locations; (xix) inability of the Company's retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of the Company's products; (xxi) sales and earnings volatility and/or trends; (xxii) the effect on Company sales of the rapidly changing nature of the Internet and on-line commerce; (xxiii) fluctuations in foreign currencies, and more particularly the British Pound; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of the Company to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators, and more particularly the Food Supplements Directive and the Traditional Herbal Medicinal Products Directive in Europe; (xxvii) the mix of the Company's products and the profit margins thereon; (xxviii) the availability and pricing of raw materials;
(xxix) risk factors discussed in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"); and (xxx) other factors beyond the Company's control.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company cannot guarantee future results, trends, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

                           NBTY, INC. and SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(Dollars and shares in thousands, except per share amounts)

                                                        For the three months
                                                            ended June 30,
                                                        2003             2002
                                                      ---------       ---------

Net sales                                             $ 308,474       $ 251,987

Cost and expenses:
   Cost of sales                                        141,196         111,907
   Catalog printing, postage and promotion               15,378          12,544
   Selling, general and administrative                  110,924          89,217
   Litigation recovery of raw material costs            (15,051)
                                                      ---------       ---------
                                                        267,498         198,617
                                                      ---------       ---------

Income from operations                                   40,976          53,370
                                                      ---------       ---------

Other income (Expense):
     Interest                                            (3,890)         (4,354)
     Miscellaneous, net                                   2,023             270
                                                      ---------       ---------
                                                         (1,867)         (4,084)
                                                      ---------       ---------

Income before income taxes                               39,109          49,286

Provision for income taxes                                9,641          19,579

                                                      ---------       ---------
   Net income                                         $  29,468       $  29,707
                                                      =========       =========



Net income per share:
   Basic                                              $    0.44       $    0.45
                                                      =========       =========
   Diluted                                            $    0.43       $    0.44
                                                      =========       =========

Weighted average common shares outstanding:
   Basic                                                 66,263          66,056
                                                      =========       =========
   Diluted                                               68,287          68,017
                                                      =========       =========

                           NBTY, INC. and SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

(Dollars and Shares in Thousands, Except Per Share Amounts)

                                                         For the nine months
                                                             ended June 30,
                                                        2003             2002
                                                      ---------       ---------

Net sales                                             $ 827,701       $ 718,621

Cost and expenses:
   Cost of sales                                        372,555         325,805
   Discontinued product charge                            6,000
   Catalog printing, postage and promotion               46,015          34,285
   Selling, general and administrative                  303,470         257,765
   Litigation recovery of raw material costs            (20,518)
                                                      ---------       ---------
                                                        728,040         597,337
                                                      ---------       ---------

Income from operations                                   99,661         121,284
                                                      ---------       ---------

Other income (expense):
     Interest                                           (11,709)        (14,588)
     Miscellaneous, net                                   5,536           2,325
                                                      ---------       ---------
                                                         (6,173)        (12,263)
                                                      ---------       ---------

Income before income taxes                               93,488         109,021

Provision for income taxes                               27,786          42,577

                                                      ---------       ---------
   Net income                                         $  65,702       $  66,444
                                                      =========       =========



Net income per share:
   Basic                                              $    0.99       $    1.01
                                                      =========       =========
   Diluted                                            $    0.96       $    0.98
                                                      =========       =========

Weighted average common shares outstanding:
   Basic                                                 66,232          65,895
                                                      =========       =========
   Diluted                                               68,233          67,723
                                                      =========       =========

                                                                 SALES
                                                              (THOUSANDS)
                                                              (UNAUDITED)
                                     THREE MONTHS ENDED                      NINE MONTHS ENDED
                                           JUNE 30,                              JUNE 30,
                                                        % INCREASE                             % INCREASE
                                 2003        2002      (% DECREASE)     2003         2002     (% DECREASE)
                              ------------------------------------    -----------------------------------

Wholesale                     $ 93,939     $ 80,151           17%     $252,906     $217,676           16%

US Retail / Vitamin World       54,423       51,287            6%      158,242      146,347            8%

European Retail /
  Holland & Barrett / GNC       99,202       71,165           39%      268,903      216,484           24%

Direct Response /
  Puritan's Pride               60,910       49,384           23%      147,650      138,114            7%
                              ------------------------------------    -----------------------------------

Total                         $308,474     $251,987           22%     $827,701     $718,621           15%
                              ------------------------------------    -----------------------------------

                                                               GROSS PROFIT
                                                               PERCENTAGES
                                                               (UNAUDITED)
                                     THREE MONTHS ENDED                      NINE MONTHS ENDED
                                           JUNE 30,                              JUNE 30,
                                                        % INCREASE                             % INCREASE
                                 2003        2002      (% DECREASE)     2003         2002     (% DECREASE)
                              ------------------------------------    -----------------------------------


Wholesale                           41%          45%         -4%            41%          40%           1%

US Retail / Vitamin World           59%          59%           0%           59%          58%           1%

European Retail /
  Holland & Barrett / GNC           60%          62%         -2%            61%          62%         -1%

Direct Response /
  Puritan's Pride                   62%          60%           2%           62%          62%           0%
                              ------------------------------------    -----------------------------------

Total (without discontinued
product charge)                     54%          56%         -2%            55%          55%           0%

Discontinued product charge                                                             -1%          -1%
                              ------------------------------------    -----------------------------------

Total                               54%          56%         -2%            54%          55%         -1%
                              ------------------------------------    -----------------------------------

                                                         INCOME FROM OPERATIONS BY SEGMENT
                                                                    (Thousands)
                                                                    (Unaudited)

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                      JUNE 30,                       JUNE 30,


                                                 2003           2002           2003           2002
                                              -------------------------     -------------------------

Wholesale                                     $  21,630      $  20,559      $  53,784      $  44,211

US Retail / Vitamin World                           902            (94)           340         (5,034)

European Retail /
  Holland & Barrett / GNC                        19,182         18,533         64,542         59,041

Direct Response / Puritan's Pride                19,771         17,711         44,744         51,940
                                              -------------------------     -------------------------

Segment Results                                  61,485         56,709        163,410        150,158

Corporate Expenses                              (20,509)       (18,390)       (57,748)       (49,392)

Discontinued Product Charge                                                    (6,000)

Litigation Recovery of Raw Material Costs                       15,051                        20,518
                                              -------------------------     -------------------------

Income from Operations                        $  40,976      $  53,370      $  99,662      $ 121,284
                                              =========================     =========================

                           NBTY, INC. and SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                     ASSETS

(Dollars and shares in thousands)

                                                       June 30,    September 30,
                                                         2003          2002
                                                      ---------    ------------

Current assets:
   Cash and cash equivalents                          $  38,459       $  26,229

   Investments in bonds                                   6,191           8,194
   Accounts receivable, less
      allowance for doubtful accounts
      of $4,237 at June 30, 2003
      and $4,194 at September 30, 2002                   56,067          41,362

   Inventories                                          235,477         204,402

   Deferred income taxes                                 12,206          11,206

   Prepaid expenses and other
      current assets                                     45,838          24,691
                                                      ---------       ---------

          Total current assets                          394,238         316,084


Property, plant and equipment                           421,570         392,033
     less accumulated depreciation
     and amortization                                   198,507         175,788
                                                      ---------       ---------
                                                        223,063         216,245

Goodwill                                                174,888         144,999

Intangible assets, net                                   44,864          48,413


Other assets                                              8,522           8,936
                                                      ---------       ---------

     Total Assets                                     $ 845,575       $ 734,677
                                                      =========       =========

                           NBTY, INC. and SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

(Dollars and shares in thousands)

                                                       June 30,    September 30,
                                                        2003           2002
                                                      ---------    ------------

Current liabilities:
   Current portion of long-term debt
      and capital lease obligations                   $  15,079       $  23,044

   Accounts payable                                      73,884          48,616

   Accrued expenses and other current liabilities        87,691          58,714
                                                      ---------       ---------
      Total Current Liabilities
                                                        176,654         130,374


Long-term debt                                          154,422         163,874

Deferred income taxes                                    16,692          16,928

Other liabilities                                         3,927           4,244
                                                      ---------       ---------

      Total liabilities                                 351,695         315,420
                                                      ---------       ---------


Commitments and contingencies


Stockholders' equity:
   Common stock, $0.008 par; authorized 175,000
       shares; issued and outstanding 66,263 shares
       at June 30, 2003 and 66,133 shares at
       September 30, 2002                                   530             529


   Capital in excess of par                             128,282         126,283

   Retained earnings                                    353,571         287,868
                                                      ---------       ---------

                                                        482,383         414,680


   Accumulated other comprehensive income                11,497           4,577
                                                      ---------       ---------

        Total stockholders' equity                      493,880         419,257
                                                      ---------       ---------

        Total liabilities and stockholders' equity    $ 845,575       $ 734,677
                                                      =========       =========

                           NBTY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    UNAUDITED

(DOLLARS IN THOUSANDS)

                                                            FOR THE NINE MONTHS ENDED JUNE 30,
                                                                   2003           2002
                                                                ----------     ----------
Cash flows from operating activities:
Net income                                                      $  65,703      $  66,444
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Gain on disposal/sale of property, plant and equipment           (843)           (75)
    Depreciation and amortization                                  32,539         31,512
    Foreign currency exchange rate (gain) loss                       (970)           463
    Amortization of deferred financing costs                          591            585
    Amortization of bond discount                                      93             93
    Allowance for doubtful accounts                                   (43)         1,384
    Deferred income tax                                            (1,000)
    Compensation expense for ESOP                                   1,283
    Tax benefit from exercise of stock options                        113          1,385
    Changes in assets and liabilities, net of acquisitions:
      Accounts receivable                                         (12,912)       (11,295)
      Inventories                                                 (13,323)         6,984
      Prepaid expenses and other current assets                   (17,201)        (8,206)
      Other assets                                                 (1,209)         1,074
      Accounts payable                                              5,743         (2,571)
      Accrued expenses and other current liabilities               21,330         19,088
      Other liabilities                                              (318)            42
                                                                ----------     ----------
        Net cash provided by operating activities                  79,576        106,907
                                                                ----------     ----------
Cash flows from investing activities:
  Cash paid for acquisitions, net of cash acquired                (32,049)        (7,256)
  Purchase of property, plant and equipment                       (24,852)       (16,427)
  Proceeds from sale of property, plant, and equipment              1,454          1,004
  Proceeds from sale of intangibles                                                   25
  Purchase of investments                                                         (8,242)
  Release of cash held in escrow                                    2,403          4,600
                                                                ----------     ----------
        Net cash used in investing activities                     (53,044)       (26,296)
                                                                ----------     ----------
Cash flows from financing activities:
  Principal payments under long-term
    debt agreements and capital leases                            (17,510)       (79,477)
  Proceeds from stock options exercised                               176          1,385
                                                                ----------     ----------
       Net cash used in financing activities                      (17,334)       (78,092)
                                                                ----------     ----------
Effect of exchange rate changes on cash
   and cash equivalents                                             3,032          1,623
                                                                ----------     ----------
Net increase in cash and cash equivalents                          12,230          4,142
Cash and cash equivalents at beginning of period                   26,229         34,434
                                                                ----------     ----------
Cash and cash equivalents at end of period                      $  38,459      $  38,576
                                                                ==========     ==========
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for interest                     $   8,656      $  11,427
   Cash paid during the period for taxes                        $  21,035      $  30,619